UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

Antilia Group, Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-216184	98-1328653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Calle Duarte, No. 6, Sosua, Dominican Republic

(Address of principal executive offices)

829-217-2262

(Registrant’s telephone number, including area code)

(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.

On May 31, 2018, as a result of a private transaction, the control block of voting stock of this company, represented by 2,985,000 shares of common stock, has been transferred from Ramon Perez Conception to Greenwich Holdings Limited, and a change of control of Antilia Group, Corp. (the “Company”) has occurred.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on May 31, 2018, the existing director and officer resigned immediately. Accordingly, Ramon Perez Conception, serving as director and President, Treasurer and Secretary, ceased to be the Company’s officer and director. At the effective date of the transfer, Robert Qin Peng, age 33, assumed the role of director and President, Treasurer and Secretary of the Company.

Robert Qin Peng was an Assistant Vice President of Portfolio Management Finance at Guangxi Jianghong Investment Co., Ltd., where he was responsible for financial and investor reporting as well as tax and accounting review of lower and upper tier projections. He has over 15 years of experience in accountancy, investment banking and finance, having served as accounting manager at Guangxi Finance Investment Group Beibuwan Insurance from 2010 to 2015 and an Accountant at Guangxi Taichang Automobile Insurance Sales from 2007 to 2010. He graduated from the Guangxi University of Finance and Economics with a Masters in Finance in 2010 and was awarded a Bachelor of Science in Accountancy at the Guangxi University of Economics in 2005.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officers and directors.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018	ANTILIA GROUP, CORP.

	By:	/s/ Robert Qin Peng
	Name:	Robert Qin Peng
	Title:	President, Treasurer, Secretary and Director

3